Exhibit 23.01

McGladrey & Pullen
Certifid Public Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of iSECUREtrac Corp. and Subsidiaries on Form SB-2 of our report, dated January 23, 2004, appearing in the Annual Report on Form 10-KSB of iSECUREtrac Corp. and Subsidiaries for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP
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Kansas City, Missouri
August 10, 2004

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.